UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2014

EXTERRAN PARTNERS, L.P.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-7000

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.01        Completion of Acquisition or Disposition of Assets

As previously reported, on July 11, 2014, EXLP Operating LLC, our wholly owned subsidiary (“EXLP Operating”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with MidCon Compression, L.L.C. (“MidCon”) to acquire from MidCon natural gas compression assets for approximately $135 million. On August 8, 2014, we completed the acquisition. As part of this transaction, EXLP Operating directed MidCon to sell approximately $4.1 million of assets other than compression units and associated contracts to Exterran Energy Solutions, L.P., a wholly owned subsidiary of Exterran Holdings, Inc. We funded the purchase price for the acquisition with borrowings under our revolving credit facility. The purchase price is subject to certain post-closing adjustments under the terms of the Purchase Agreement.

Item 9.01         Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Any required historical financial information with respect to the acquired assets will be filed under cover of Form 8-K/A on or prior to the date prescribed by the rules and regulations of the Securities and Exchange Commission.

(b) Pro Forma Financial Information

Any required pro forma financial information with respect to the acquired assets will be filed under cover of Form 8-K/A on or prior to the date prescribed by the rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

August 14, 2014	By:	/s/ KENNETH R. BICKETT
Kenneth R. Bickett
Vice President and Controller